                                                                    Exhibit 3.3



                               TRANSLATION OF THE
                 WRITTEN RESOLUTION ADOPTED BY THE SHAREHOLDERS
                                       OF
                               QUEBECOR MEDIA INC.
                                       ON
                                   MAY 5, 2003



ELECTION OF DIRECTORS


IT IS RESOLVED :

     A.   THAT the Board of Directors of Quebecor Media inc. be composed of ten
          (10) directors, of which six (6) will be appointed by Quebecor Inc. and four (4) by Capital Communications CDPQ inc.